Press Release #201439	FOR IMMEDIATE RELEASE	September 17, 2014

Enertopia Provides Burlington Lexaria JV Update

VANCOUVER, BC – September 17, 2014 - Enertopia Corporation (ENRT-OTCBB) (TOP-CSE) (the "Company" or "Enertopia") announces the Burlington, Ontario Application is in the Health Canada Preliminary Screening process.

The company is pleased to advise shareholders that its Joint Venture partner, Lexaria Corp (LXRP), and the Company have submitted their application for Licensed Producer in July 2014 and are in regular correspondence with Health Canada with respect to specific aspects of the licensing process, which are being handled by Ontario Operations Manager Mr. Donald Shaxon as responsible person in charge.

The Burlington Joint Venture with Lexaria Corp has applied to produce 10,000kg of Medical Marihuana per year under its Licensed Producer application. Enertopia has 51% interest in the joint venture and Lexaria Corp 49% as disclosed on April 9, 2014 in Enertopia’s press release #201424.

The Burlington JV has requested a Ready to build letter from Health Canada once the application has been accepted from Health Canada, see step 5 below.

For those not familiar with the Health Canada process for becoming a licensed producer, below are the levels to be reached through the application process. Note there are no specific process times for each step, however one could progress from preliminary screening to ready to build letter in as little as 90 to 120 days depending on the application submitted to Health Canada:

Step 1: Preliminary Screening
Step 2: Enhanced Screening
Step 3: Security Clearance
Step 4: Review
Step 5: Ready to build letter (if required by applicant)
Step 6: Pre-licence inspection
Step 7: Licensing

The Joint Venture (JV) has been active in the local community and has received very good community and media support. The JV also met with the local policing authority and upon licensing by Health Canada we have proposed that the local police could conduct security and swat team training at the facility. We are very pleased to be working closely with law enforcement and look forward to their insights in preventative and proactive security measures.

Enertopia at this time publically acknowledges its support for the Lexaria Corp policy on the responsible use of medical marijuana announced on August 28, 2014. Therefore, Enertopia is establishing a corporate policy wherein we will not knowingly sell medical cannabis containing more than 0.3% THC to any medical marijuana patient who is under the age of 21, unless it is in a form specifically approved by relevant government health agencies.

“Enertopia’s overriding responsibility is to cause no harm and keep Medical Marijuana as a safe and secure option for patients in search of natural healing options.” Stated President / CEO Robert McAllister.

About Enertopia

Enertopia’s shares are quoted in Canada with symbol TOP and in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call Ken Faulkner, Business and Institutional Development: (250) 765-3630 Clark Kent, Media Inquiries: (647) 519-2646

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential licensing and financing of its medical marihuana projects, evaluation of clean energy projects, oil & gas projects, , competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities. There is no assurance that the Burlington Joint Venture will obtain a license under MMPR and or that the Company will be able to obtain future financings.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release